UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): April 17, 2018 (April 11, 2018)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 11, 2018, the Registrant's Board of Directors ("Board") elected John Sweet as Chairman of the Board. Mr. Sweet has served on the Board since 2016.

On April 11, 2018, William W. King resigned from his position as: (a) a member of the Registrant's Board; (b) a member of the Registrant's Investment Committee; and (c) a member of the Registrant's Audit Committee. Mr. King's resignation was effective April 11, 2018. In addition, on April 14, 2018, Mr. Kurt Harrington resigned as: (a) a member of the Registrant's Board; (b) Chair of the Registrant's Nominating and Corporate Governance Committee; (c) a member of the Registrant's Finance Committee; and (d) a member of the Registrant's Audit Committee. Mr. Harrington's resignation was effective April 14, 2018.

On April 11, 2018, the Registrant's Board appointed Messrs. Andrew R. Jones and Sean F. Armstrong to the Board to fill the vacancies on the Board. The Board determined Messrs. Jones and Armstrong to be independent under the rules of the Nasdaq Capital Market. Mr. Jones will serve on the Audit Committee filling the vacancy created by Mr. King. Additional committees upon which Messrs. Jones and Armstrong will serve, if any, are not known at this time, but the Registrant will file an amendment to this Current Report on Form 8-K within four days after the information is determined or becomes available.

Mr. Andrew R. Jones, CFA, is Founder and Chief Executive Officer of North Star Partners, LP. Since its founding in January 1996, North Star has been an alternative investment program that is dedicated to value investing and focuses on the small-cap sector of the U.S. equity markets. Prior to the formation of the Partnership, Mr. Jones was a Managing Director at Tweedy, Browne Company, LP. Mr. Jones is a former director of Certus Bank, NA, Cornell Companies, Inc. and Chem Rx Corporation. He is a Chartered Financial Analyst and is a member of the New York Society of Securities Analysts. Mr. Jones received a BS in Finance from Ithaca College and an MBA in Finance from the University of Chicago.

Mr. Sean F. Armstrong, CFA serves as Principal & Portfolio Manager of Westport Capital Partners LLC. Mr. Armstrong has over 24 years of real estate investment experience across the spectrum of property types, including retail shopping centers. He has had direct experience in the asset management for both transitional and stabilized properties, including new development. Prior to joining Westport in 2006, Mr. Armstrong was a Managing Director at Oaktree Capital Management and one of the real estate group’s senior professionals. Mr. Armstrong was formerly a director of Lodgian, Inc., a Delaware corporation listed on the American Stock Exchange. Mr. Armstrong graduated with a B.S. in Biomedical Engineering magna cum laude from the University of Southern California, where he was elected to Phi Beta Kappa. He went on to earn an M.B.A. in Finance magna cum laude, also from the University of Southern California. He is a Chartered Financial Analyst.

In accordance with the Registrant's non-employee director compensation policy, Messrs. Jones and Armstrong will each be entitled to receive $40,000 per annum for serving as a director and are eligible to receive the Registrant's common stock, incentive stock options, nonqualified stock options, restricted stock awards or restricted stock units pursuant to the Registrant's 2015 and 2016 Long-Term Incentive Plans. Messrs. Jones and Armstrong may also be reimbursed for travel expenses incurred in connection with attendance at full Board and Committee meetings.

There are no arrangements or understandings between Messrs. Jones and Armstrong and any other person pursuant to which each were appointed to serve as a director of the Registrant. Messrs. Jones and Armstrong do not have a direct or indirect interest in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In addition to Mr. Jones, Stewart Brown, a current Board member, was appointed to the Audit Committee, both appointments filling the vacancies left by the resignation of Messrs. Harrington and King.

ITEM 8.01 OTHER EVENTS.
On April 16, 2018, the Registrant issued a press release announcing the appointment of Mr. Sweet as Chairman of the Board, the resignation of Messrs. King and Harrington and the appointment of Messrs. Jones and Armstrong to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

99.1	Press release dated April 16, 2018.

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated April 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: April 17, 2018